News

EXHIBIT 99.1
The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645
Investor contact: William J. Moss
Vice President, Treasurer
(201) 571-4019
Press contact: Richard P. De Santa
Senior Director, Communications
(201) 571-4495
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES
RESULTS FOR ITS FIRST QUARTER ENDED JUNE 16, 2007

STRATEGIC TRANSFORMATION CONTINUES WITH PATHMARK
ACQUISITION ON TRACK AND NON-CORE DIVESTITURES PROGRESSING

OPERATING RESULTS CONTINUE TO IMPROVE IN ITS CORE
NORTHEAST OPERATIONS
MONTVALE, NJ — July 20, 2007 — The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) announced fiscal 2007 first quarter results for the 16 weeks ended June 16, 2007.
Sales for the first quarter in the Company’s core Northeast operations were $1.68 billion versus $1.65 billion last year, with comparable store sales increasing 1.0%. Total Company sales for the first quarter were $2.0 billion, comparable to $2.0 billion in last year’s first quarter. Total Company net loss for the quarter was $43 million or $1.03 per share versus a loss of $6 million or $0.15 per share last year. This quarter’s net loss of $43 million includes a loss of $125 million attributable to non-core operations in the Midwest and New Orleans, offset by a gain of $78 million from the sale of Metro Inc. shares.
The results for the first quarter of fiscal years 2007 and 2006 include items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. These items are listed on Schedule 3 of the press release. Excluding these items, adjusted loss from operations for the Northeast was $3.5 million as compared to a loss of $2.5 million in last year’s first quarter. Northeast EBITDA, excluding non-operating items, was $44 million versus $43 million in the first quarter of last year. Adjusted loss from operations and adjusted ongoing operating EBITDA for the total Company was $8.5 million and $45 million, respectively, as compared to $3.4 million and $48 million in last year’s first quarter.
Christian Haub, Executive Chairman of the Board, said, “A&P’s strategic transformation continued on all key fronts in the first quarter. Top and bottom line results in our core business were further improved, our strategy to concentrate our retail activities in the Northeast by divesting non-core operations moved forward, and the closing process of the proposed Pathmark transaction is proceeding as planned.”
Eric Claus, President and Chief Executive Officer, said, “The continuing improvement of operations and merchandising combined with strict cost controls delivered our ninth consecutive quarter of year over year improved results. Although total Company sales for the quarter were impacted by the winding down of our since-closed Midwest operations, we are pleased with our performance in the Northeast market. Our core businesses posted positive comparable store sales and improved gross margins — attributable to more effective merchandising, more profitable fresh product distribution, good returns from our new Fresh stores, and strong improvement in our discount Food Basics group. On the cost side we suffered the impact of higher utility expenses but were still able to achieve overall improved results.
“During the quarter, we announced definitive plans to exit the Midwest and Southern markets, to focus all resources on growing our core Northeast business. The Farmer Jack group ceased operating as of July 7, with 43 stores sold and negotiations continuing for the balance. The sale process is also moving forward for the Sav-A-Center division based in New Orleans, which we expect to conclude by this Fall.
“With each quarter, we move closer to the realization of the New A&P as a sustainably profitable, diverse and consumer-focused Northeastern retailer. Our ongoing store development and operating improvements, and the transformational opportunity of adding Pathmark’s distinct customer appeal to our roster of formats, creates truly exciting prospects for the foreseeable future and beyond,” Mr. Claus said.
Founded in 1859, A&P is one of the nation’s first supermarket chains. The Company operates 337 stores in 8 states and the District of Columbia under the following trade names: A&P, Waldbaum’s, The Food Emporium, Super Foodmart, Super Fresh, Sav-A-Center and Food Basics.
The Company invites investors and other interested parties to listen to a live audio Webcast to be held at 11:00 AM Eastern Time today, at which members of the Company’s senior management team will discuss the Company’s first quarter financial results. The Webcast may be accessed through a link on the “Investors” page of the Company’s Website, www.aptea.com. Listeners who cannot participate in the live broadcast will be able to hear a recorded replay of the broadcast beginning this afternoon and available until August 17, 2007.

Effective March 28, 2003, the Securities and Exchange Commission (“SEC”) adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measures “Adjusted (loss) income from operations” and “EBITDA” to evaluate the Company’s liquidity and it is among the primary measures used by management for planning and forecasting of future periods. Adjusted (loss) income from operations is defined as (loss) income from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. EBITDA is defined as earnings before interest and dividend income, taxes, depreciation, amortization, equity in earnings of Metro, Inc., discontinued operations, the (loss) gain on the sale of Metro Inc. shares and the (loss) gain on the sale of A&P Canada. Ongoing, operating EBITDA is defined as EBITDA adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Ongoing, operating EBITDA is reconciled to Net Cash provided by Operating Activities on Schedule 4 of this release.
This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company’s principal markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which affect the buying patterns of the Company’s customers.
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The Great Atlantic & Pacific Tea Company, Inc.
Schedule 1 — GAAP Earnings for the 16 weeks ended June 16, 2007 and June 17, 2006
(Unaudited)
(In thousands, except share amounts and store data)

	16 Weeks Ended
	June 16,	June 17,
	2007	2006
Sales	$1,986,925	$1,994,428
Cost of merchandise sold	(1,386,601)	(1,391,427)

Gross margin	600,324	603,001
Store operating, general and administrative expense	(714,519)	(613,885)

Loss from operations	(114,195)	(10,884)
Loss on sale of Canadian operations	(281)	(326)
Gain on sale of shares of Metro, Inc.	78,388	—
Interest expense	(21,419)	(21,371)
Interest and dividend income	4,666	4,503
Equity in earnings of Metro, Inc.	7,869	7,947

Loss from continuing operations before income taxes	(44,972)	(20,131)
Benefit from income taxes	18,830	11,492

Loss from continuing operations	(26,142)	(8,639)
Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	(1,829)	2,540
Loss on disposal of discontinued operations, net of tax	(15,192)	(10)

(Loss) income from discontinued operations	(17,021)	2,530

Net loss	$(43,163)	$(6,109)

Net (loss) income per share — basic and diluted:
Continuing operations	$(0.62)	$(0.21)
Discontinued operations	(0.41)	0.06

Net loss per share — basic & diluted	$(1.03)	$(0.15)

Weighted average common shares outstanding — basic	41,801,381	41,280,600

Weighted average common shares outstanding — diluted	41,801,381	41,280,600

Gross margin rate	30.21%	30.23%
Store operating, general and administrative expense rate	35.96%	30.78%
Total depreciation and amortization	$56,349	$54,947
Number of stores operated at end of quarter	403	405

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 2 — Condensed Balance Sheet Data
(Unaudited)
(In millions, except per share and store data)

	June 16, 2007	February 24, 2007

Cash and short-term investments	$94	$86
Other current assets	850	663

Total current assets	944	749
Property-net	786	940
Investment in Metro, Inc.	411	—
Equity investment in Metro, Inc.	—	369
Other assets	167	54

Total assets	$2,308	$2,112

Total current liabilities	$514	$558
Total non-current liabilities	1,235	1,123
Stockholders’ equity	559	431

Total liabilities and stockholders’ equity	$2,308	$2,112

Other Statistical Data

Total Debt and Capital Leases	$285	$348
Total Long Term Real Estate Liabilities	303	301
Restricted Cash, Temporary Investments and Marketable Securities	(205)	(77)

Net Debt	383	$572
Total Retail Square Footage (in thousands)	16,467	16,538
Book Value Per Share	$13.35	$10.36

	For the 16	For the 16
	weeks ended	weeks ended
	June 16, 2007	June 17, 2006

Capital Expenditures	$51	$68

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 3 — Reconciliation of GAAP Loss from Operations to Adjusted Loss from Operations for the 16 weeks ended July 16, 2007 and June 17, 2006
(Unaudited)
(In thousands, except share amounts and store data)

	For the 16 weeks ended June 16, 2007			For the 16 weeks ended June 17, 2006
	Northeast	Midwest	Total	Northeast	Midwest	Total

As reported loss from operations	$(6,374)	$(107,821)	$(114,195)	$(7,976)	$(2,908)	$(10,884)

Adjustments:
Midwest exit costs	—	68,797	68,797	—	49	49
Net restructuring costs	1,537	—	1,537	3,238	—	3,238
Pathmark acquisition	427	—	427	—	—	—
Labor buyout costs	—	—	—	3,688	—	3,688
Real estate related activity	896	33,989	34,885	(1,400)	1,870	470

Total adjustments	2,860	102,786	105,646	5,526	1,919	7,445

Adjusted loss from operations	$(3,514)	$(5,035)	$(8,549)	$(2,450)	$(989)	$(3,439)

Depreciation and amortization	$47,712	$5,639	$53,351	$45,604	$6,136	$51,740

Add: depreciation and amortization for discontinued operations			2,998			3,207

As reported depreciation and amortization			$56,349			$54,947

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 4 — Reconciliation of GAAP Net Cash (Used In) Provided By Operating Activities to Adjusted EBITDA
for the 16 weeks ended June 16, 2007 and June 17, 2006
(Unaudited)
(In thousands, except share amounts and store data)

	16 Weeks Ended
	June 16,	June 17,
	2007	2006
Net cash provided by (used in) operating activities	$27,631	$(2,768)
Adjustments to calculate EBITDA:
Net interest expense	16,753	16,868
Asset disposition initiatives	(105,560)	(7,251)
Long lived asset impairment charges	(451)	(1,221)
(Loss) gain on disposal of owned property	(1,161)	9,693
Benefit from income taxes	(18,830)	(11,492)
Income tax benefit	21,978	11,300
Other share based awards	(2,821)	(3,337)
Proceeds from dividends from Metro, Inc.	—	(1,702)
Working capital changes
Accounts receivable	(27,880)	(44,021)
Inventories	(24,099)	(3,866)
Prepaid expenses and other current assets	7,244	4,058
Accounts payable	11,933	(1,766)
Accrued salaries, wages, benefits and taxes	16,239	19,387
Other accruals	6,842	47,337
Other assets	11,446	2,620
Other non-current liabilities	809	14,220
Other, net	2,081	(3,996)

Total A&P EBITDA	(57,846)	44,063

Adjustments:
Midwest exit costs	68,797	49
Net restructuring costs	1,537	3,238
Pathmark acquisition	427	—
Labor buyout costs	—	3,688
Real estate related activity	34,885	470
Depreciation and amortization on discontinued operations	(2,998)	(3,207)

Total adjustments	102,648	4,238

Adjusted A&P ongoing operating EBITDA	$44,802	$48,301